Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

ESSENT GROUP LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, par value $0.0015 per share (1)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(4)	(4)
Fees to Be Paid	Equity	Preference Shares (1)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(4)	(4)
Fees to Be Paid	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(4)	(4)
Fees to Be Paid	Other	Depositary Shares (1) (5)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(4)	(4)
Fees to Be Paid	Other	Warrants to Purchase Common Shares, Preference Shares or other securities (1)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(4)	(4)
Fees to Be Paid	Other	Units (1)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(4)	(4)
	Total Offering Amounts
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Any securities registered hereunder may be sold separately, together or as units with other offered securities.

(2)	With respect to the primary offering, not required to be included pursuant to Form S-3 General Instruction I.D.

(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units with other securities registered hereunder.

(4)	In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees, and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(5)	Each depositary share will be issued under a deposit agreement and will be evidence by a depository receipt.